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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2002

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events

        On August 19, 2002, Methode Electronics, Inc. ("Methode") entered into an agreement with the William J. McGinley Marital Trusts to make a tender offer to purchase all of Methode's outstanding shares of Class B common stock at a price per share of $20.00 in cash. Methode's Class A common stock will not be subject to the tender offer.

        Although the Class B common stock represents only approximately three percent of Methode's outstanding equity securities, under Methode's charter, it is entitled to elect approximately 75% of Methode's board of directors. The tender offer will be contingent upon a sufficient number of shares of Class B common stock being tendered so that upon closing the tender offer, less than 100,000 shares of Class B common stock remain outstanding. Under Methode's charter, the right of the Class B common stock to elect approximately 75% of Methode's board of directors is eliminated once the number of outstanding shares of Class B common stock falls below 100,000. The offer will be subject to a number of other standard terms and conditions to be specified in the offer to purchase that will be distributed to the holders of the Class B common stock.

        In connection with closing these transactions, James W. McGinley, a current director, and Roy M. Van Cleave, a director nominee, will resign from Methode's board of directors and the Marital Trusts have agreed that Horizon Farms, Inc., an affiliate of the Marital Trusts, will repay in full the principal amount and all accrued interest due under a $6,000,000 note due to Methode. Additional funds necessary to consummate the tender offer net of the loan repayment will come from Methode's available cash.

        Methode's obligation to commence the tender offer is subject to, among other things, the receipt of a favorable supplemental private letter ruling from the Internal Revenue Service that the proposed tender offer will not affect the tax consequences of the Stratos Lightwave, Inc. spin-off. Methode expects to complete the tender offer within four to six months.

        The solicitation of offers to buy Methode's Class B common stock will only be made pursuant to an offer to purchase and related materials that Methode will distribute to its Class B shareholders in the future. The date the offer to purchase is distributed will depend on a number of factors, including the requested supplemental private letter ruling from the Internal Revenue Service.

        A copy of the Agreement dated August 19, 2002 by and among Methode; Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust; Jane R. McGinley; Margaret J. McGinley; James W. McGinley; and Robert R. McGinley is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release issued by Methode announcing the agreement is attached hereto as Exhibit 99.2 and is also incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c)
Exhibits

99.1
Agreement dated August 19, 2002 by and among Methode Electronics, Inc.; Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust; Jane R. McGinley; Margaret J. McGinley; James W. McGinley; and Robert R. McGinley.
99.2	Methode Electronics, Inc. Press Release issued August 20, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
Date: August 20, 2002	By:	/s/ DOUGLAS A. KOMAN Douglas A. Koman Vice President, Corporate Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement dated August 19, 2002 by and among Methode Electronics, Inc.; Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust; Jane R. McGinley; Margaret J. McGinley; James W. McGinley; and Robert R. McGinley.
99.2	Methode Electronics, Inc. Press Release issued August 20, 2002.

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  ITEM 5. Other Events
  ITEM 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX